UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2010 (March 26, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See discussion below in Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 26, 2010, Glimcher Realty Trust (the “Registrant”) closed on a previously announced joint venture transaction for the disposition and management of two of its regional malls.  The joint venture (the “Venture”) is between an affiliate of The Blackstone Group® (“Purchaser”) and a subsidiary of Glimcher Properties Limited Partnership (“GPLP”), an affiliate of the Registrant.  In connection with closing the Venture and as described in greater detail below, the Registrant, by and through GPLP and its subsidiary, disposed of two regional mall assets and acquired an interest in the entity conducting the operations of the Venture.

In connection with the closing, Purchaser and a subsidiary of GPLP (the “GPLP Member”) executed an operating agreement (the “Agreement”) for a limited liability company (the “Company”) that will conduct the operations of the Venture.  GPLP, by and through the GPLP Member, contributed its entire ownership interest in Glimcher Westshore, LLC, an affiliate of the Registrant and fee owner of WestShore Plaza, a regional mall located in Tampa, Florida (“WestShore”), and in LC Portland, LLC, an affiliate of the Registrant and fee owner of Lloyd Center, a regional mall located in Portland, Oregon (“Lloyd” and together with WestShore, the “Properties”), to the Company.  Following the GPLP Member’s contribution, the Company then sold sixty percent (60%) of its membership interests to the Purchaser in exchange for sixty percent (60%) of the net asset value of the Properties with the GPLP Member retaining the remaining forty percent (40%) of the Company’s membership interests.  The Properties’ net asset value was determined by:  (i) deducting from the gross asset value of the Properties, which, for purposes of the Venture transaction, is equal to approximately $320 million: (A) approximately $215 million in outstanding first mortgage loans encumbering the Properties and (B) unfunded allowances for tenants at the Properties and leasing costs, and (ii) other adjustments with respect to items of income and expense relating to the Properties.  Following the GPLP Member’s aforementioned contribution and the Purchaser’s acquisition of a majority interest in the Company, the Registrant, by and through the GPLP Member, received net proceeds of approximately $60 million.

Under the Agreement, Purchaser will serve as managing member of the Company and the GPLP Member will serve as the Company’s administrative member. GPLP and an affiliate shall, among other things, manage the Properties pursuant to property management agreements and the GPLP Member, as administrative member, shall manage certain business affairs of the Company.  Under the Agreement, neither the GPLP Member nor Purchaser may take particular actions, expenditures, or obligations on behalf of the Company unless such matters are expressly provided for in the Company’s business plan or operating budget or have been approved by both the GPLP Member and Purchaser.  Furthermore, Purchaser shall, on the Company’s behalf, have authority to: (i) approve and implement certain qualified financing relating to one or more of the Properties where the loan-to-value ratio does not exceed seventy-five percent (75%), (ii) approve the Company’s annual business plan and operating budget proposed by the GPLP Member, (iii) terminate GPLP as property manager with respect to a Property under certain circumstances and appoint a replacement property manager and/or leasing agent if GPLP is so terminated, and (iv) remove the GPLP Member as administrative member under certain conditions and make all applicable decisions as the Company’s administrative member if the GPLP Member is so removed.

The Agreement also prohibits the sale by either Purchaser or the GPLP Member of their membership interests in the Company until March 26, 2012 (the “Lockout Period”).  After the expiration of the Lockout Period, both Purchaser and the GPLP Member shall have the right to sell all (but not part) of their respective membership interests in the Company to any person or entity, provided such sale shall be subject to a right of first offer in favor of the non-selling member of the Company.  Additionally, in connection with the sale of membership interests in the Company, Purchaser and the GPLP Member each shall have tag-along rights with respect to the sale of the other party’s interest. Also under the Agreement, Purchaser shall, after the Lockout Period, have the sole right to cause the sale, on behalf of the Company, of one or more of the Properties, provided that the GPLP Member shall have a right of first offer with respect to the proposed sale.

The Agreement contains such other terms, conditions, and representations that are customary and typical for an agreement and transaction of this nature.  Other than the transactions described herein, there is no other material relationship between the Company, Purchaser, GPLP Member, Registrant and its affiliates, or The Blackstone Group® and its affiliates.   The press release of the Registrant announcing the closing of the Venture is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

The unaudited pro forma financial information related to the disposition of Lloyd Center and WestShore Plaza as described above in Item 2.01 of this Form 8-K is filed as Exhibit 99.2 hereto.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

2.1
Agreement of Purchase and Sale by and between Glimcher Properties Limited Partnership, as seller, and BRE/GRJV Holdings LLC, as buyer, dated as of November 5, 2009 (Incorporated by reference to the Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 11, 2010).

2.2
First Amendment to Agreement of Purchase and Sale by and between Glimcher Properties Limited Partnership, as seller, and BRE/GRJV Holdings LLC, as buyer, dated as of January 14, 2010 (Incorporated by reference to the Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 11, 2010).

99.1	Press Release of Glimcher Realty Trust, dated March 29, 2010.

99.2	Unaudited Pro Forma Consolidated Financial Information of Glimcher Realty Trust reflecting the disposition of Lloyd Center and WestShore Plaza.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: March 31, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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